SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 4, 1998
                        (Date of earliest event reported)


                                Tower Tech, Inc.
             (Exact name of registrant as specified in its charter)


         Oklahoma                  1-12556                    73-1210013
(State or other jurisdiction     (Commission                (IRS  Employer
        of incorporation)        File Number)              Identification No.)


 11935 South I-44 Service Road, Oklahoma City, Oklahoma             73173
     (Address of principal executive offices)                     (Zip Code)


                                 (405) 290-7788
               Registrant's telephone number, including area code

Item 1.    Changes in Control of Registrant.

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

           On December 4, 1998, the Company consummated the sale of its industrial modular cooling tower rental division (the "Division") to Aggreko Inc., an unrelated party, for $13,500,000, with $12,150,000 paid in cash at closing and the remaining $1,350,000 paid by delivery of Aggreko Inc.'s promissory note (the "Note"). The Note bears interest at 1% above prime. The outstanding principal balance of the Note, together with accrued interest, is due and payable on December 4, 1999. The assets sold included the modular cooling tower rental division fleet, other rental division fleet equipment, and certain assets used in the operation of the rental division. The Company will continue to operate its businesses of building factory-assembled cooling towers and field-erected cooling towers.

           The purchase price for the assets sold was determined based upon the results of arm's length negotiations between representatives of the Company and Aggreko Inc.

           In connection with the sale of assets described above, Aggreko Inc., the Company, and Harold D. Curtis, the Company's Chief Executive Officer, entered into a Noncompetition Agreement. The Noncompetition Agreement generally prohibits the Company and Mr. Curtis from conducting any business in competition with the Division, as well as hiring or contacting certain of the Company's prior employees who worked in the Division.

           Additionally, in connection with the sale of assets described above, the Company and Aggreko Inc. entered into a License Agreement and a Supply Agreement. The License Agreement grants to Aggreko Inc. an exclusive license to use for a limited time period the patents, trademarks, trade names and other proprietary rights related to the Division. The Supply Agreement describes the terms upon which the Company has agreed to sell to Aggreko Inc., and Aggreko Inc. has agreed to purchase from the Company, all modular cooling tower units and replacement parts necessary for future operations of the Division.

           This description of the Asset Purchase Agreement, the Note, and the related documents described above, and the transactions provided for in such documents, is not complete. It is qualified by reference to the Asset Purchase Agreement, a copy of which has been filed as
           Exhibit 99.1 to this Current Report, and the other agreements filed as exhibits to this Current Report.

Item 3.    Bankruptcy or Receivership.

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

           Not Applicable.
Item 5.    Other Events.

           Not Applicable.

Item 6.    Resignations of Registrant's Directors.

           Not Applicable.

Item 7.    Financial Statement and Exhibits.

           (a)    Financial statements of business acquired.

                  None.

           (b) Pro forma financial information.

                  Attached.

           (c)    Exhibits.

                  99.1 Asset Purchase Agreement dated as of December 4, 1998 between the Company and Aggreko Inc.

                  10.26 Promissory Note dated as of December 4, 1998 to the Company from Aggreko Inc.

                  10.27 Noncompetition Agreement dated as of December 4, 1998 between the Company, Harold D Curtis and Aggreko Inc.

                  10.28 License Agreement dated as of December 4,1998 between the Company and Aggreko Inc.

                  10.29 Supply Agreement dated as of December 4, 1998 between the Company and Aggreko Inc.


Item 8.    Change in Fiscal Year.

           Not Applicable.

Item 9.    Sales of Equity Securities Pursuant to Regulation S.

           Not Applicable.

                                TOWER TECH, INC.
                            INTRODUCTION TO PRO FORMA
                   CONDENSED FINANCIAL INFORMATION (UNAUDITED)

         In December 1998, Tower Tech, Inc. consummated the sale of certain assets constituting its rental division to Aggreko Inc. The Unaudited Condensed Pro Forma Statements of Operations for the year ended November 30, 1997, and for the nine months ended August 31, 1998, presents the results of operations of Tower Tech, Inc. assuming the sale of the rental division had been consummated as of the beginning of the period presented.

         The Unaudited Condensed Pro Forma Balance Sheet as of August 31, 1998 reflects the assets, liabilities and the capitalization of Tower Tech, Inc., assuming the sale occurred on August 31, 1998, after giving effect to the elimination of the disposed assets of the rental division and receipt of the sale proceeds.

         The pro forma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the disposition transactions had been consummated as above described. In addition, the pro forma financial information does not purport to be indicative of results of operations or financial position which may be obtained in the future.

         The pro forma financial information should be read in conjunction with Tower Tech, Inc.'s historical Financial Statements and Notes thereto contained in the 1997 Annual Report of Form 10-KSB, and Form 10-QSB for the period ending August 31, 1998.

                                TOWER TECH, INC.
                   UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

                              As of August 31, 1998

                              (Dollars in thousands)

                                                       PRO FORMA
                                    HISTORICAL        ADJUSTMENTS     PRO FORMA
Assets
    Current assets                    $ 14,305        $ 13,500  A     $  20,274
                                                        (7,531) B
    Property and equipment, net         21,727          (6,865) A        14,862
    Other assets                         2,338            (775) A         1,523
                                                           (40) B
                                      ---------        -----------    ----------

Total assets                          $ 38,370           $ (1,711)     $ 36,659
                                      =========        ===========     =========

Liabilities and stockholders equity
    Current liabilities               $ 16,222           $(7,531) B    $  8,691
    Income taxes                                           1,971  A       1,971
    Long term debt                      15,487                           15,487
    Stockholders' equity                 6,661             3,889  A      10,510
                                                             (40) B

Total liabilities and stockholders'
  equity                              $ 38,370           $  (1,711)    $ 36,659
                                      =========          ==========    =========

Pro forma adjustments:

A) To record the sale of rental division assets for $13.5 million and recognize related tax effect, including reduction of $775 deferred tax asset related to utilization of NOL carryforward.

B) To record the use of proceeds to pay off the Company's line of credit facility and write off related debt issue costs.


                                TOWER TECH, INC.
              UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

                    For The Nine Months Ended August 31, 1998

                 (Dollars in thousands, except per share amounts)

                                                     PRO FORMA
                                    HISTORICAL      ADJUSTMENTS       PRO FORMA

Total revenues                      $  17,979       $ (5,030) A       $  12,949
Cost of goods sold and constructed     14,397           (613) A          13,784
                                    ----------      ------------       ---------

Gross profit                            3,582         (4,417)              (835)
General, administrative, selling,
    and research and development        3,692            (22) A           3,670
                                     ---------       -----------       ---------

Operating loss                           (110)        (4,395)            (4,505)
Interest expense                         (727)           209  B            (518)
Other income                               87                                87
                                     ----------       ----------       ---------

Loss before income taxes                 (750)         (4,186)           (4,936)
Income tax benefit                        300           1,675  C          1,975
                                     ----------       ----------       ---------

Net loss                             $   (450)      $  (2,511)         $ (2,961)
                                     ===========    ===========        =========

Weighted average shares outstanding -
    basic and diluted                3,532,355                        3,532,355
                                     =========                        =========

Net loss per common share -
    basic and diluted                $   (0.13)                       $   (0.84)
                                     ===========                     ===========


Pro forma adjustments:

        A)    To eliminate the rental division operations.
        B)    To eliminate interest expense related to the rental division.
        C) To record the income tax effect of the pro forma adjustments at a statutory rate of 40%.


                                TOWER TECH, INC.
              UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

                      For the Year Ended November 30, 1997

                 (Dollars in thousands except per share amounts)

                                                     PRO FORMA
                                    HISTORICAL      ADJUSTMENTS       PRO FORMA

Total revenues                       $ 19,551        $ (1,214) A       $ 18,337
Cost of goods sold and constructed     13,843            (436) A         13,407
                                     ---------       ------------      ---------

Gross profit                            5,708            (778)            4,930
General, administrative, selling,
    and research and development        3,680             (21) A          3,659
                                      --------       -----------       ---------

Operating income                        2,028            (757)            1,271
Interest expense                         (647)             57  B           (590)
Other income                               66                                66
                                      ---------      ------------      ---------

Income before income taxes              1,447            (700)              747
Income tax benefit                        616             280  C            896
                                      ---------      ------------      ---------

Net income                          $   2,063        $   (420)        $   1,643
                                    ===========      ===========      ==========

Weighted average shares outstanding -
    basic and diluted               3,538,113                         3,538,113
                                    =========                         =========

Net income per common share -
    basic and diluted               $    0.58                         $    0.46
                                    ==========                        ==========


Pro forma adjustments:

        A)    To eliminate the rental division operations.
        B)    To eliminate interest expense related to the rental division.
        C) To record the income tax effect of the pro forma adjustments at a statutory rate of 40%.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TOWER TECH, INC.



Date:  December 18, 1998                      By:ss/CHARLES D. WHITSITT
                                                 ------------------------
                                                 Charles D. Whitsitt
                                                 Chief Financial Officer